Exhibit 99.1

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse (the "Bank"), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the "Investment Banking division"), the Alternative Investments business (the "AI Business") within the Asset Management division (the "Asset Management division") and the U.S. private client services business (the "U.S. PCS Business") within the Private Banking division (the "Private Banking division") (the "Reporting Person"). The address of the principal business and office of the Bank is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the principal business and office of the Reporting Person in the United States is Eleven Madison Avenue, New York, NY 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. ("CS Hldgs USA Inc"), a Delaware corporation. The address of the principal business and office of CS Hldgs USA Inc is Eleven Madison Avenue, New York, NY 10010, USA. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. ("CS USA Inc") a Delaware corporation and holding company. The address of the principal business and office of CS USA Inc is Eleven Madison Avenue, New York, NY 10010, USA.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ ESC II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Venture Capital Partners (“DLJ Venture”) is a limited partner of Sprout VIII and a wholly-owned subsidiary of DLJ LTIC. DLJ Capital Corporation ("DLJCC") and DLJ Long Term Investment Corporation (“DLJ LTIC”) are Delaware corporations and wholly-owned subsidiaries of CS USA Inc. DLJ LTIC is also a limited partner of Sprout IX. DLJCC acts as venture capital partnership management companies. DLJCC is also the general partner of Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX and Sprout VIII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. ("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the general partner of Associates IX. DLJ Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ Capital Associates VIII, Inc. ("DLJCA VIII"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the general partner of Associates VIII. DLJ LBO Plans Management Corporation ("DLJLBO"), a Delaware corporation, is the general partner of ESC II and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II. DLJLBO is an indirect wholly-owned subsidiary of CS USA Inc.

The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, DLJCA VIII, Associates VIII, Sprout IX, Sprout VIII, Sprout Entrepreneurs, Sprout Venture, ESC II, DLJ LTIC, DLJ Venture and DLJLBO is Eleven Madison Avenue, New York, New York 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division,

the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The business address of CSG is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the "Traditional AM Business") and the Private Banking division (other than the U.S. PCS Business) (the "Non-U.S. PB Business")) may beneficially own shares of Common Stock to which this Form 4 relates and such shares are not reported in this Form 4. CSG disclaims beneficial ownership of shares of Common Stock beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of shares of Common Stock beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of shares of Common Stock beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2) On September 17, 2007, (i) Sprout VIII distributed 366,950 shares of Common Stock to its limited partners, including 17,297 shares to DLJ Venture and (ii) Sprout IX distributed 1,052,760 shares of Common Stock to its limited partners, including 4,197 shares distributed to CS USA Inc and 36,831 shares distributed to DLJ LTIC.

(3) Includes 27,972 shares of Common Stock owned directly by DLJCC, 185,407 shares of Common Stock owned directly by ESC II, 366,961 shares of Common Stock owned directly by Sprout VIII, 1,052,765 shares of Common Stock owned directly by Sprout IX, 44,035 shares of Common Stock owned directly by Sprout Venture, 14,585 shares of Common Stock owned directly by Sprout Entrepreneurs, 4,197 shares of Common Stock owned directly by CS USA Inc, 17,297 shares of Common Stock owned directly by DLJ Venture and 36,831 shares of Common Stock owned directly by DLJ LTIC.